Contact:  Kathleen Campbell, Marketing Director                                                                                                                                                    First Citizens Community Bank
570-662-0422                                                                                                                                                                                                            15 S. Main Street
570-662-8512 (fax)                                                                                                                                                                                                Mansfield, PA 16933

Citizens Financial Services, Inc. Reports unaudited First quarter 2017 Earnings

MANSFIELD, PENNSYLVANIA— April 26, 2017 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, released today its unaudited financial results for the three months ended March 31, 2017.

For the three months ended March 31, 2017, net income totaled $3,303,000 which compares to net income of $3,283,000 for the first quarter of 2016, an increase of $20,000.  Basic earnings per share of $1.00 for the first quarter of 2017 compares to $.98 per share for the first quarter last year.  Annualized return on equity for the three months ended March 31, 2017 and 2016 was 10.45% and 10.81%, while annualized return on assets was 1.08% and 1.11%, respectively.   The slight decrease in these profitability ratios was impacted by the provision for loan loss, which was $615,000 for the quarter ended March 31, 2017 compared to $135,000 for the same quarter last year, which is directly tied to loan growth.  Annualized return on equity and return on assets for the quarter ended March 31, 2017 were improved compared to the three months ended December 31, 2016, which were 10.12% and 1.05%, respectively. Similarly, net income for the first quarter of 2017 of $3,303,000, exceeded the fourth quarter of 2016's net income by $132,000, or 4.1%.

Net interest income before the provision for loan loss totaled $9,997,000 for the three months ended March 31, 2017 compared to $9,205,000 for the three months ended March 31, 2016, which is an increase of $792,000, or 8.6%.  The net interest margin for the three months ended March 31, 2017 was 3.78% compared to 3.64% for the same period last year.  CEO and President Randall E. Black stated, "Our strategy has been to shift interest earning assets from the investment portfolio into the loan portfolio.  This strategy has and should continue to result in higher yields on interest earning assets and also help us manage the balance sheet from an interest rate risk perspective in a rising rate environment.  The increase in the provision for loan loss is reflective of the strong loan growth during the first quarter of 2017, and although it impacts short-term profitability, the origination of high quality loans positions us for future revenue growth."

Non-interest expenses for the three months ended March 31, 2017 totaled $7,191,000 compared to $6,912,000 last year, an increase of $279,000.  Current year expenses reflect the increased costs associated with the additional lending teams, and branch and loan production office expansion, which were added during 2016 but did impact financial results for the three months ended March 31, 2016.

At March 31, 2017, total assets were $1.225 billion which compares to $1.223 billion at December 31, 2016.  Available for sale securities of $281.8 million at March 31, 2017 decreased $32.2 million from December 31, 2016 to fund growth in the loan portfolio.  Net loans as of March 31, 2017 totaled $835.9 million and have increased $45.2 million from December 31, 2016.  Deposits have increased $32.1 million, from December 31, 2016 to a total of $1.038 billion at March 31, 2017.  Borrowed funds decreased $32.8 from December 31, 2016 to March 31, 2017, which is attributable to the increase in deposits and decrease in investment securities, offset by the first quarter 2017 loan growth.

Citizens Financial Services, Inc. has nearly 1,700 shareholders, the majority of whom reside in markets where offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31	December 31	March 31
(in thousands except share data)	2017	2016	2016
ASSETS:
Cash and due from banks:
Noninterest-bearing	$13,587	$16,854	$14,746
Interest-bearing	1,210	900	22,633
Total cash and cash equivalents	14,797	17,754	37,379

Interest bearing time deposits with other banks	6,708	6,955	7,697

Available-for-sale securities	281,773	314,017	371,925

Loans held for sale	1,581	1,827	1,557

Loans (net of allowance for loan losses: $9,405 at March 31, 2017;
$8,886 at December 31, 2016 and $7,275 at March 31, 2016)	835,902	790,725	692,428

Premises and equipment	16,949	17,030	17,249
Accrued interest receivable	3,618	4,089	4,096
Goodwill	21,089	21,089	21,089
Bank owned life insurance	26,389	26,223	25,705
Other intangibles	2,012	2,096	2,309
Unsettled security sales	1,297	7,759	-
Other assets	12,409	13,454	11,130

TOTAL ASSETS	$1,224,524	$1,223,018	$1,192,564

LIABILITIES:
Deposits:
Noninterest-bearing	$157,426	$147,425	$147,897
Interest-bearing	880,183	858,078	869,914
Total deposits	1,037,609	1,005,503	1,017,811
Borrowed funds	46,836	79,662	39,996
Accrued interest payable	612	720	660
Other liabilities	14,511	13,865	12,126
TOTAL LIABILITIES	1,099,568	1,099,750	1,070,593
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2017 or 2016	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at March 31, 2017, December 31, 2016 and March 31, 2016; issued 3,704,375 at March 31, 2017 and December 31, 2016
and 3,671,751 shares at March 31, 2016	3,704	3,704	3,672
Additional paid-in capital	42,256	42,250	40,722
Retained earnings	93,172	91,278	87,696
Accumulated other comprehensive loss	(1,421)	(1,392)	903
Treasury stock, at cost: 388,190 shares at March 31, 2017; 384,671 shares at
December 31, 2016 and 353,400 shares at March 31, 2016	(12,755)	(12,572)	(11,022)
TOTAL STOCKHOLDERS' EQUITY	124,956	123,268	121,971
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,224,524	$1,223,018	$1,192,564

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended
	March 31
(in thousands, except per share data)	2017	2016
INTEREST INCOME:
Interest and fees on loans	$9,717	$8,596
Interest-bearing deposits with banks	35	71
Investment securities:
Taxable	804	944
Nontaxable	668	771
Dividends	76	80
TOTAL INTEREST INCOME	11,300	10,462
INTEREST EXPENSE:
Deposits	1,045	1,074
Borrowed funds	258	183
TOTAL INTEREST EXPENSE	1,303	1,257
NET INTEREST INCOME	9,997	9,205
Provision for loan losses	615	135
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,382	9,070
NON-INTEREST INCOME:
Service charges	1,058	1,102
Trust	221	196
Brokerage and insurance	191	209
Gains on loans sold	101	46
Investment securities gains, net	172	27
Earnings on bank owned life insurance	166	170
Other	126	166
TOTAL NON-INTEREST INCOME	2,035	1,916
NON-INTEREST EXPENSES:
Salaries and employee benefits	4,319	3,882
Occupancy	527	445
Furniture and equipment	139	157
Professional fees	310	287
FDIC insurance	105	157
Pennsylvania shares tax	281	150
Amortization of intangibles	74	82
ORE expenses	90	92
Other	1,346	1,660
TOTAL NON-INTEREST EXPENSES	7,191	6,912
Income before provision for income taxes	4,226	4,074
Provision for income taxes	923	791
NET INCOME	$3,303	$3,283

PER COMMON SHARE DATA:
Net Income - Basic	$1.00	$0.98
Net Income - Diluted	$1.00	$0.98
Cash Dividends Paid	$0.425	$0.411

Number of shares used in computation - basic	3,313,616	3,356,573
Number of shares used in computation - diluted	3,313,636	3,356,573

Financial Highlights (Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Performance Ratios and Share Data:
Return on average assets (annualized for the three month period)	1.08%	1.11%
Return on average equity (annualized for the three month period)	10.45%	10.81%
Net interest margin (tax equivalent)	3.78%	3.64%
Cash dividends paid per share	$0.425	$0.411
Earnings per share - basic	$1.00	$0.98
Earnings per share - diluted	$1.00	$0.98
Number of shares used in computation - basic	3,313,616	3,356,573
Number of shares used in computation - diluted	3,313,636	3,356,573

Balance Sheet Highlights (dollars in thousands, except per share Data):	March 31, 2017	December 31, 2016	March 31, 2016

Assets	$1,224,524	$1,223,018	$1,192,564
Investment securities - Available for sale:	281,773	314,017	371,925
Loans (net of unearned income)	845,307	799,611	699,703
Allowance for loan losses	(9,405)	(8,886)	(7,275)
Deposits	1,037,609	1,005,503	1,017,811
Stockholders' Equity	124,956	123,268	121,971
Non-performing assets	12,745	12,895	8,773
Non-performing assets to total loans	1.51%	1.61%	1.25%
Annualized net charge-offs (recoveries) to total loans	0.05%	-0.04%	-0.02%
Average Leverage Ratio	9.51%	9.46%	9.42%
Common shares outstanding	3,316,185	3,319,704	3,318,351
Book value per share	$38.11	$37.55	$36.13